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                                                                   EXHIBIT 11.1

                   CALCULATION OF PRO FORMA NET LOSS PER SHARE


                                                                      THREE MONTHS ENDED                   SIX MONTHS ENDED
                                                                           JUNE 30,                            JUNE 30,
                                                               ------------------------------      ------------------------------
                                                                    1997              1996              1997              1996
                                                               ------------      ------------      ------------      ------------
 Weighted Average Common and Common Equivalent Shares:
   Series A Preferred Stock                                            --           1,075,656              --           1,497,481
   Series B Preferred Stock                                            --           1,745,448              --           2,429,937
   Common Stock                                                  10,111,823         5,373,682        10,091,727         3,559,674
   Common Stock Options                                                --             495,265              --             689,488
   Warrants                                                            --               2,316              --               3,225
                                                               ------------      ------------      ------------      ------------
                                                                 10,111,823      $  8,692,367        10,091,727      $  8,179,805
                                                               ============      ============      ============      ============

 Net Loss                                                      $   (644,000)     $ (1,989,000)     $ (2,289,000)     $ (4,839,000)
                                                               ============      ============      ============      ============

 Pro Forma net loss per common and common equivalent share     $      (0.06)     $      (0.23)     $      (0.23)     $      (0.59)
                                                               ============      ============      ============      ============
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